SILVER LEVENE
                         Chartered Certified Accountants
                               Registered Auditors
                                37 Warren Street
                                 London W1P 5PD

                            Telephone 020 7383 3200
                             Fax 020 7383 4165/4168
                            DX 123593 Regents Park 3
                             www.silverlevene.co.uk

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. of our report dated April 4, 2000 with respect to our audit of the financial statements of Junction 15 Limited included in the Annual Report (Form 10-KSB) of Vizacom Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

/s/ Silver Levene
SILVER LEVENE
Chartered Certified Accountants
Registered Auditors

London, United Kingdom
June 15, 2000